UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

ENTELLUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36814	20-4627978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Holly Lane North, Suite 40 Plymouth, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 463-1595

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 1, 2017, Entellus Medical, Inc. (“Entellus”) announced its financial results for the quarter ended September 30, 2017. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

To supplement its consolidated financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”), Entellus uses certain non-GAAP financial measures, certain of which are included in the press release furnished as Exhibit 99.1 to this report. The press release includes non-GAAP adjusted EBITDA, non-GAAP adjusted gross margin and non-GAAP adjusted operating expenses. Entellus’s non-GAAP adjusted EBITDA is calculated by adding back to anticipated net loss charges for interest, provision (benefit) for income taxes, depreciation and amortization expenses, non-cash stock-based compensation expense, acquisition-related expenses, which includes non-cash contingent consideration adjustments and transaction and integration costs associated with business combinations, including Entellus’s recent acquisition of Spirox, Inc. (“Spirox”), and non-cash inventory fair value adjustment. Entellus’s non-GAAP adjusted gross margin is calculated by excluding the recognition of non-cash inventory fair value adjustment in connection with acquisitions, including the recent Spirox acquisition. Entellus’s non-GAAP adjusted operating expenses are calculated by excluding acquisition-related expenses and amortization of intangible assets.

Entellus uses adjusted EBITDA, adjusted gross margin and adjusted operating expenses in making operating decisions because it believes these measures provide meaningful supplemental information regarding its core operational performance and gives the company a better understanding of how it should invest in research and development activities and how it should allocate resources to both ongoing and prospective business initiatives. Entellus uses these measures to help make budgeting and spending decisions, for example, among research and development expenses, selling and marketing expenses, and general and administrative expenses. Additionally, Entellus believes these non-GAAP financial measures facilitate management’s internal comparisons to historical operating results by factoring out potential differences caused by charges not related to its regular, ongoing business, including without limitation, non-cash charges, certain large and unpredictable charges, acquisitions and dispositions, and tax positions.

As described above, Entellus excludes the following items from one or more of its non-GAAP financial measures for the following reasons:

Stock-based compensation expense: Entellus excludes stock-based compensation expense, which is a non-cash charge related to equity awards granted by Entellus. Although stock-based compensation expense is a recurring charge to Entellus’s operations, management has excluded it because it relies on valuations based on future events, such as the market price of Entellus’s common stock, that are difficult to predict and are affected by market factors that are largely not within the control of Entellus. Thus, management believes that excluding stock-based compensation expense facilitates comparisons of Entellus’s operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Acquisition-related expenses. Entellus excludes acquisition-related expenses, which include, among other expenses, non-cash contingent consideration adjustments and transaction and integration costs associated with business combinations, including the recent Spirox acquisition, from its non-GAAP measures, primarily because they are not reflective of its ongoing operating results and are not used by management to assess the core profitability of its business operations. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Transaction and integration costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions that can be highly variable and not representative of ongoing operations. Entellus further believes that excluding these items from its non-GAAP results is useful to investors in that allows for period-over-period comparability.

Non-cash inventory fair value adjustment. Entellus excludes the recognition of non-cash inventory fair value adjustment in connection with acquisitions, including the recent Spirox acquisition, from its non-GAAP measures, primarily because it is not reflective of its ongoing operating results, and is not used by management to assess the core profitability of its business operations. Additionally, because this is a non-cash expense, it does not impact its operational performance, liquidity, or its ability to invest in research and development and to fund acquisitions and capital expenditures. Entellus further believes that excluding this item from its non-GAAP results is useful to investors in that it allows for period-over-period comparability.

Amortization of intangible assets. Entellus excludes the amortization of intangible assets in connection with acquisitions, including the recent Spirox acquisition, from its non-GAAP measures, primarily because it is not reflective of its ongoing operating results, and is not used by management to assess the core profitability of its business operations. Additionally, because this is a non-cash expense, it does not impact its operational performance, liquidity, or its ability to invest in research and development and to fund acquisitions and capital expenditures. Entellus further believes that excluding this item from its non-GAAP results is useful to investors in that it allows for period-over-period comparability.

All of the historical non-GAAP financial measures used in the press release are reconciled to the most directly comparable GAAP measure. With respect to Entellus’s 2017 financial guidance regarding non-GAAP adjusted EBITDA and non-GAAP adjusted gross margins, Entellus cannot provide a quantitative reconciliation to the most directly comparable GAAP measure without unreasonable effort due to its inability to make accurate projections and estimates related to certain information needed to calculate some of the adjustments as described above. However, Entellus has described how net loss differs qualitatively from its non-GAAP adjusted EBITDA and how GAAP gross margin differs qualitatively from its non-GAAP adjusted gross margin.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP measures and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures are not based on any comprehensive or standard set of accounting rules or principles. Accordingly, the calculation of Entellus’s non-GAAP financial measures may differ from the definitions of other companies using the same or similar names limiting, to some extent, the usefulness of such measures for comparison purposes. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with Entellus’s financial results as determined in accordance with GAAP. Non-GAAP financial measures should only be used to evaluate Entellus’s financial results in conjunction with the corresponding GAAP measures. Accordingly, Entellus qualifies its use of non-GAAP financial information in a statement when non-GAAP financial information is presented.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2017, Entellus promoted Michael H. Rosenthal to Chief Operating Officer effective immediately.

Mr. Rosenthal, age 43, currently serves as General Manager, a position he has served since July 13, 2017, when Entellus acquired Spirox, Inc., a medical device company. From May 2015 to July 2017, Mr. Rosenthal served as Chief Strategic and Technology Officer of Spirox, Inc. From December 2012 to May 2015, Mr. Rosenthal served as General Partner of D3DC, LLC, a medical device management company. Mr. Rosenthal holds a B.S. in Mechanical Engineering from Stanford University.

In connection with Mr. Rosenthal’s promotion, Entellus entered into an offer letter with him. Under the offer letter, Mr. Rosenthal will be paid an annual base salary of $340,000, will be eligible to receive an annual bonus with a target bonus equal to 45% of his annual base salary and will be granted an option to purchase 20,000 shares of Entellus common stock and a restricted stock unit award for 10,000 shares of Entellus common stock under the Entellus Medical, Inc. 2015 Incentive Award Plan effective as of the fourth day of the month after his promotion date. The option and restricted stock unit awards will vest in accordance with Entellus’s standard four-year vesting for such awards. There has been no other change to Mr. Rosenthal’s compensation or the other terms of his employment in connection with this promotion.

The foregoing summary description of the offer letter with Mr. Rosenthal does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, will be filed as an exhibit to Entellus’s Quarterly Report on Form 10-Q for the period ended September 30, 2017.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued November 1, 2017 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2017	ENTELLUS MEDICAL, INC.

	By:	/s/ Brent A. Moen
	Name:	Brent A. Moen
	Title:	Chief Financial Officer